UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 8, 2006

Trinity Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6903	75-0225040
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2525 Stemmons Freeway, Dallas, Texas		75207-2401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	214-631-4420

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 8, 2006, the Human Resources Committee determined the amount of bonuses payable to the executive officers of the Company for 2005 performance under the Annual Incentive Program for Fiscal Year 2005. The performance goals for 2005 bonuses were established by the Committee in January 2005 and included both financial goals and operational objectives. The 2005 financial goals were performance measures based on profitability metrics and return on capital employed. The operational objectives for 2005 included various qualitative and quantitative measures consistent with the profitability goal of the Company. Based on the Committee’s assessment of 2005 performance, the named executive officers of the Company will each receive the following 2005 bonus payable in cash:

Named Executive Officer: Amount of 2005 Cash Bonus:

Timothy R. Wallace $ 2,129,400
William A. McWhirter II $ 524,845
Mark W. Stiles $ 736,349
D. Stephen Menzies $ 626,680
Martin Graham $ 577,706

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 9, 2006, the Board of Directors of the Company amended Section 1 of Article III of the Bylaws of Trinity Industries, Inc., effective May 15, 2006, to decrease the number of directors from ten (10) to eight (8).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Industries, Inc.

March 10, 2006	By:	William A. McWhirter II

Name: William A. McWhirter II
Title: Vice President and Chief Financial Officer